SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2007 (February 7, 2007)

ORSUS XELENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-117718	20-11998142
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

12th Floor, Tower B, Chaowai MEN Office Building
26 Chaowai Street, Chaoyang Disc.
Beijing, People's Republic Of
China 100020
(Address of principal executive offices)

86-10-85653777
(Registrant's telephone number, including area code)

__________________________________________________________
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On February 7, 2007, Zhibin Wang resigned from his position as a member of the Board of Directors (the “Board”) of Orsus Xelent Technologies, Inc. (the “Company”).

(d) On February 7, 2007, Naizhong Che, Peng Wang, Zhixiang Zhang, Nathaniel K. Hsieh, and Howard S. Barth were elected to the Board of the Company by unanimous written consent of the Board, effective immediately.

Mr. Naizhong Che earned his B.S. from Beijing University of Posts and Telecommunications. Now retired, he has broad experience in the communications industry including R&D, production, imports and exports. He served twelve years with the Ministry of Information Industry of China Posts and Telecommunications Industry Standardization Institute in various capacities.

Mr. Peng Wang earned his bachelor’s degree at Central University of Finance and Economics and his master’s at Guanghua School of Management, Peking University. His expertise includes formulating, planning and implementing marketing strategies for technology companies. He is currently General Manager for Beijing Youlilianxu Technology Co., Ltd. where he is responsible for products in China, including ViewSonic projection, Samsung MP4 and LG projection.

Mr. Zhixiang Zhang earned bachelor and master’s degrees at Central University of Finance and Economics. He has extensive experience in corporate financial management, audits and financial strategy, and most recently was the Financial Controller for Cec-Chinacomm Communications Co., Ltd.

Mr. Nathaniel K. Hsieh is a member of the Illinois and Iowa Bar Associations. He earned his L.L.M. at Georgetown University and his J.D. at the University Of Iowa College Of Law. He is the Founder and President of Tritent International Corp. of Chicago, Illinois, which oversees tobacco import and manufacturing operations for one of the 60 independent tobacco manufacturers in U.S.

Mr. Howard S. Barth is a member of the Canadian Institute of Chartered Accountants and the Ontario Institute of Chartered Accountants. He earned his B.A. and M.B.A. at York University and has over 25 years of experience as a certified accountant. Until recently, he was chief executive officer and president with Yukon Gold Corporation, Inc., a public company which is dual-listed in the U.S. and Canadian markets. He is currently a director of Yukon Gold Corporation Inc. and has served on its audit committee. He is also a member of the Board of Directors and chairman of the audit committee for Nuinsco Resources Limited, a TSX-listed exploration company..

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On February 7, 2007 our Board approved and adopted the Amended and Restated By-Laws of the Company (the “Amended and Restated By-Laws”). The Amended and Restated By-Laws amend and restate the provisions of the By-Laws of the Company in their entirety. The Amended and Restated By-Laws amend the provisions to stipulate that (x) the Board of Directors must meet at least quarterly, and (y) the Audit Committee must be comprised of at least three directors who all meet the independence standards and financial sophistication requirements as set forth in Sections 121 and 803 of the AMEX Company Guide and must meet at least quarterly.

The foregoing is merely a summary of the provisions amended by the Amended and Restated By-Laws and does not purport to be complete, and is qualified in its entirety by the Amended and Restated By-Laws. A copy of the Amended and Restated By-Laws is included as Exhibit 3.2 to this Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On February 7, 2007, the Board adopted a Code of Business Conduct and Ethics for the Company and approved and authorized the establishment of three new committees: the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee. Messrs. Nathaniel K. Hsieh (Chair), Howard S. Barth and Zhixiang Zhang were appointed to the Audit Committee, Messrs. Naizhong Che (Chair), Zhixiang Zhang and Peng Wang were appointed to the Compensation Committee, and Messrs. Naizhong Che (Chair), Peng Wang and Nathaniel K. Hsieh were appointed to the Nominating/Corporate Governance Committee.

The Code of Ethics and each of the charters for the Audit, Compensation and Nominating/Corporate Governance Committees is included as Exhibits 14, 99.1, 99.2 and 99.3 to this report and is incorporated herein by reference.

We issued a press release on February 7, 2007 announcing the appointment of Messrs. Naizhong Che, Peng Wang, Zhixiang Zhang, Nathaniel K. Hsieh and Howard Barth to our Board, the adoption of the Amended and Restated By-Laws and the formation of the committees, a copy of which is included as Exhibit 99.4 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.2	Amended and Restated By-Laws of Orsus Xelent Technologies, Inc., adopted February 7, 2007.

14	Code of Business Conduct and Ethics, adopted February 7, 2007.

99.1	Audit Committee Charter, adopted February 7, 2007.

99.2	Compensation Committee Charter, adopted February 7, 2007.

99.3	Nominating/Corporate Governance Committee Charter, adopted February 7, 2007.

99.4	Press Release of Orsus Xelent Technologies, Inc., dated February 7, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2007

ORSUS XELENT TECHNOLOGIES, INC.

By:	/s/ Xin Wang
Name: Xin Wang
Title: Chief Executive Officer